As filed with the Securities and Exchange Commission on January 10, 1995


                                          Registration No. 33-__________

===============================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                  -----------------------------

                            FORM S-8
     Registration Statement Under The Securities Act of 1933

                  -----------------------------

                     INTERGRAPH CORPORATION
       (Exact Name of Issuer as Specified in Its Charter)

           DELAWARE                          63-0573222
   (State of Incorporation)       (IRS Employer Identification No.)

                   One Madison Industrial Park
                 Huntsville, Alabama  35894-0001
            (Address of Principal Executive Offices)

                  -----------------------------

                     INTERGRAPH CORPORATION
    ASSUMPTION OF OPTIONS UNDER INTERCAP GRAPHICS SYSTEMS, INC.
                     1989 STOCK OPTION PLAN
                               and
             1994 NONQUALIFIED STOCK OPTION PROGRAM
                    (Full Title of the Plan)

                        John W. Wilhoite
                         Vice President
                     Intergraph Corporation
                   One Madison Industrial Park
                 Huntsville, Alabama  35894-0001
             (Name and Address of Agent for Service)

                         (205) 730-2000
  (Telephone Number, including area code, of Agent for Service)

                 -------------------------------

                 CALCULATION OF REGISTRATION FEE

===============================================================================

 Title of                        Proposed          Proposed
Securities         Amount        Maximum           Maximum           Amount of
  Being            Being      Offering Price      Aggregate        Registration
Registered       Registered    Per Share (1)   Offering Price (1)       Fee
- -------------------------------------------------------------------------------

Common Stock
(par value $.10   148,718         $9.625         $1,431,410.75        $493.59
per share)

- -------------------------------------------------------------------------------

(1) Pursuant to Rule 457, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the Common Stock on January 4, 1995.

===============================================================================


                                  PART I

                             EXPLANATORY NOTE
                             ----------------

          This Registration Statement relates to the offering by Intergraph Corporation (the "Company") of a maximum of 148,718 shares of common stock, $.10 par value, of the Company ("Company Common Stock") to holders of options ("Options") originally granted by Intercap Graphics Systems, Inc. ("Intercap") to purchase shares of Intercap common stock, $.01 par value ("Intercap Common Stock"), pursuant to Intercap's 1989 Stock Option Plan and its 1994 Nonqualified Stock Option Program (the "Intercap Plans").

          Pursuant to an Agreement and Plan of Reorganization, dated as of September 30, 1994, as amended, among the Company, Intergraph DC Corporation
- - Subsidiary 7, a wholly owned subsidiary of the Company ("Intergraph Sub"), and Intercap, Intergraph Sub will be merged with and into Intercap, and Intercap will survive as a wholly owned subsidiary of the Company (the "Merger"). At the effective time of the Merger, the Company will assume all of the then outstanding Options granted under the Intercap Plans, and Company Common Stock will be substituted for the Intercap Common Stock previously covered by the assumed options.

          A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
       --------------------------------------------------

Item 3. Incorporation of Documents by Reference.

          The following documents previously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by the Form 10-K/A Amendment No. 1 filed by the Company on December 1, 1994 and the Form 10-K/A Amendment No. 2 filed by the Company on December 9, 1994;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed May 12, 1994, as amended by the Form 10-Q/A Amendment No. 1 filed by the Company on December 1, 1994 and the Form 10-Q/A Amendment No. 2 filed by the Company on December 9, 1994;

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, filed August 11, 1994 as amended by the Form 10-Q/A Amendment No. 1 filed by the Company on December 1, 1994;

          (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, filed October 26, 1994;

          (5) The description of the Company's Common Stock contained in Intergraph's Form 8-A Registration Statement filed on May 1, 1981, as amended by the Form 8 filed by the Company on July 23, 1986;

          (6)  The Company's Current Report on Form 8-K filed August 25, 1993;
               and

          (7) The Company's definitive Proxy Statement for the Annual Meeting of Stockholders held May 12, 1994.

          Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Company Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

          Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interest of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          Article VIII(d) of the Certificate of Incorporation of the Company permits indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law.

          Article IX of the Certificate of Incorporation of the Company eliminates a director's personal liability for monetary damages for breaches of his fiduciary duty, except for liability for: (a) breaches of the duty of loyalty to the Company or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) transactions in which the director received an improper personal benefit. Liability arising out of acts or omissions which occurred before the enactment of Article IX are not covered by the provision.

          Article IX of the Certificate of Incorporation of the Company also authorizes the Company to indemnify an officer, director, employee, or agent of the Company for all expenses, liability, and losses incurred in connection with any action, suit, or proceeding in which he is or was a party or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee, or agent. This provision permits indemnification only upon a finding by the disinterested directors or the shareholders that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. Article IX also authorizes the Company to advance litigation expenses to an officer or director prior to the final disposition of the action. The making of such advance is conditioned upon the officer or director giving the Company an undertaking to repay the amount advanced if indemnification is ultimately deemed unavailable. If indemnification or advancement of expenses is authorized, it will not exclude any rights to indemnification or advancement of expenses which a director, officer, employee, or agent may have under a by-law, agreement, board or shareholder resolution, or otherwise. The indemnification or advancement of expenses provided by Article IX will continue as to a person who ceases to be a director, officer, employee, or agent, and inures to the benefit of his heirs, executors, and administrators.

          Section 145 of the Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving or was serving at the Company's request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company also has the power under
Section 145 to indemnify the persons identified above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper under the circumstances because he has met the applicable standards of conduct.
The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

          Article IX of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees or agents to the extent permitted by Section 145 of the Delaware General Corporation Law. Article IX of the registrant's Bylaws further provides that the registrant may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the registrant whether or not indemnification in respect of such liability would be permissible.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.Exemption from Registration Claimed.

          Not applicable.


Item 8.Exhibits.

          The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Sequential                              Description
- ----------   ------------------------------------------------------------------
Exhibit
- -------

3(a) Certificate of Incorporation of the Company (Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1984, File No. 0-9722).

3(b) Certificate of Amendment to Certificate of Incorporation of the Company (Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, File No. 0-9722).

3(c) Bylaws of the Company (Restated as of August 11, 1993) (Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, File No. 0-9722).

4(a) Agreement and Plan of Reorganization, dated as of September 30, 1994, between the Company, Intergraph DC Corporation - Subsidiary 7 ("Intergraph Sub"), and InterCAP Graphics Systems, Inc. ("InterCAP") (Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-4, Registration No. 33-85740, filed on October 28, 1994, File No. 0-9722).

4(b) Amendment No. 1 to Agreement and Plan of Reorganization, dated as of December 7, 1994, between the Company, Intergraph Sub and InterCAP (Incorporated by reference to exhibits filed with Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-4, Registration No. 33-85740, filed on December 8, 1994, File No. 0-9722).

4(c)         Intercap Graphics Systems, Inc. 1989 Stock Option Plan.

4(d)         Intercap Graphics Systems, Inc. 1994 Nonqualified Stock Option
             Program.

4(e) Shareholder Rights Plan, dated August 25, 1993 (Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K dated August 25, 1993, File No. 0-9722).

5 Opinion and Consent of B. Judson Hennington III as to the validity of the shares of the Company's Common Stock.

23(a)        Consent of B. Judson Hennington III (included in the opinion in
             Exhibit 5).

23(b)        Consent of Ernst & Young LLP.

Item 9. Undertakings.

          a.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES
                           ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on January 9, 1995.


                              INTERGRAPH CORPORATION


                              By:
                                   ------------------------------------
                                   James W. Meadlock
                                   Chairman and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                         Title                      Date
- ---------------------------  --------------------------------  ----------------

/s/ James W. Meadlock        Chairman of the Board, Chief      January 9, 1995
- ---------------------------  Executive Officer and Director
James W. Meadlock            (Principal Executive Officer)


/s/ Larry J. Laster          Executive Vice President, Chief   January 9, 1995
- ---------------------------  Financial Officer and Director
Larry J. Laster              (Principal Financial Officer)


/s/ Roland E. Brown          Director                          January 9, 1995
- --------------------------
Roland E. Brown

/s/ Nancy B. Meadlock        Executive Vice President and      January 9, 1995
- --------------------------   Director
Nancy B. Meadlock


/s/ Keith H. Schonrock, Jr.  Director                          January 9, 1995
- ---------------------------
Keith H. Schonrock, Jr.


/s/ James F. Taylor, Jr.     Director                          January 9, 1995
- --------------------------
James F. Taylor, Jr.


/s/ Robert E. Thurber       Executive Vice President and       January 9, 1995
- --------------------------  Director
Robert E. Thurber


/s/ John W. Wilhoite        Vice President and Controller      January 9, 1995
- --------------------------  (Principal Accounting Officer)
John W. Wilhoite




                           INDEX TO EXHIBITS


Sequential
Exhibit                         Description                         Page Number
- ----------  ------------------------------------------------------  -----------

3(a) Certificate of Incorporation of the Company (Incorporated by reference to exhibits filed with the Company's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 1984, File No. 0-9722).

3(b) Certificate of Amendment to Certificate of Incorporation of the Company (Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, File No. 0-9722).

3(c) Bylaws of the Company (Restated as of August 11, 1993) (Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, File No. 0-9722).

4(a) Agreement and Plan of Reorganization, dated as of September 30, 1994, between the Company, Intergraph DC Corporation - Subsidiary 7 ("Intergraph Sub"), and
            InterCAP Graphics Systems, Inc. ("InterCAP") (Incorporated by reference to exhibits filed with the Company's
            Registration Statement on Form S-4, Registration No.
            33-85740, filed on October 28, 1994, File No. 0-9722).

4(b) Amendment No. 1 to Agreement and Plan of Reorganization, dated as of December 7, 1994, between the Company, Intergraph Sub and InterCAP (Incorporated by reference to exhibits filed with Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-4, Registration No. 33-85740, filed on December 8, 1994, File No. 0-9722).

4(c)        Intercap Graphics Systems, Inc. 1989 Stock Option Plan.

4(d)        Intercap Graphics Systems, Inc. 1994 Nonqualified Stock
            Option Program.

4(e)        Shareholder Rights Plan, dated August 25, 1993
            (Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K dated August 25,
            1993, File No. 0-9722).

5 Opinion and Consent of B. Judson Hennington III as to the validity of the shares of the Company's Common Stock.

23(a) Consent of B. Judson Hennington III (included in the opinion in Exhibit 5).

23(b)       Consent of Ernst & Young LLP.